EXHIBIT 23


	CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-66764, 33-82482 and 33-82484) of Electronic Retailing Systems International, Inc. of our report dated March 23, 2001, appearing on page F-2 of this Form 10-K.





S/PRICEWATERHOUSECOOPERS LLP
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  PRICEWATERHOUESCOOPERS LLP



Stamford, Connecticut
March 30, 2001